UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2021

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 26, 2021, Novavax, Inc. (the “Company”) entered into a Supply Agreement (the “Supply Agreement”) with the Serum Institute of India Private Limited (“SIIPL”) and Serum Life Sciences Limited (“SLS”) for the supply by SLS to the Company of a vaccine product (the “Product”) derived from a coformulation of BV2373 antigen, including variants thereof (the “Drug Substance”) and Matrix-M™ adjuvant (the “Adjuvant”).

The Company previously granted SIIPL a license to manufacture and use the Drug Substance, along with Adjuvant (supplied by the Company) and know-how of the Company, to develop, manufacture and commercialize the Product in its licensed territory under a supply and license agreement that was last amended and restated as of July 1, 2021 (the “A&R License Agreement”) and pursuant to such A&R License Agreement, the parties agreed that SIIPL would supply Drug Substance and/or Product to the Company for further commercialization by the Company outside of SIIPL’s exclusive licensed territory on mutually agreeable terms and conditions, which the parties have memorialized in the Supply Agreement.

Pursuant to the Supply Agreement, SIIPL is solely responsible for obtaining and maintaining all necessary permits or other regulatory approvals to manufacture the Product. Unless otherwise terminated earlier, the Supply Agreement will expire on the later of three years from the effective date of the Supply Agreement or two years after the expiration or termination of the last firm purchase order under the Supply Agreement. Either party may terminate the Supply Agreement if the other party files a petition for bankruptcy or commits a material breach of the Supply Agreement that is not timely cured or is not curable. The Supply Agreement includes customary representations and warranties of the parties along with certain customary covenants, including confidentiality and indemnity provisions.

The foregoing description of the material terms of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Supply Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: November 1, 2021	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary